Exhibit 24 b

                         Consent of Independent Auditors


We consent to the inclusion in this Annual Report on Form 10-K and the further incorporation by reference into the Registration Statements on Form S-3 (Registration No. 33-28249), Form S-8 (Registration No. 33-54852), Form S-8 (Registation No. 33-57494), and Form S-8 (Registration No. 33-01989) of Financial Trust Corp of our report dated March 1, 1996 with respect to the consolidated financial statements of Financial Trust Corp for the years ended December 31, 1995 and December 31, 1994.




                                                       Ernst & Young LLP


Harrisburg, Pennsylvania
March 4, 1997